UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2006
ROCKY SHOES & BOOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-21026	31-1364046

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39 East Canal Street, Nelsonville, Ohio	45764

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (740) 753-1951
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
     On May 3, 2006, Rocky Shoes & Boots, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bearing Inspection Holdings Inc. (“Bearing”) and Piper Jaffray & Co. (the “Underwriter”) pursuant to which Bearing sold to the Underwriter 484,261 shares of the Company’s common stock. The sale was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-133056), and was made pursuant to a prospectus dated May 2, 2006, as supplemented by a prospectus supplement dated May 3, 2006. The Company will not receive any of the proceeds from the sale of the shares of its common stock by Bearing.
     A copy of the Underwriting Agreement is filed as Exhibit 1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
1	Purchase Agreement, dated as of May 3, 2006, by and among Rocky Shoes & Boots, Inc., Bearing Inspection Holdings Inc., and Piper Jaffray & Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Shoes & Boots, Inc.
Date: May 4, 2006	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1	Purchase Agreement, dated as of May 3, 2006, by and among Rocky Shoes & Boots, Inc., Bearing Inspection Holdings Inc., and Piper Jaffray & Co.

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